Exhibit 3.14

BYLAWS

OF

GEOKINETICS SERVICES CORP.

A Texas Corporation

BYLAWS

OF GEOKINETICS SERVICES CORP.

i

ARTICLE VII Dividends		7
7.01	Dividends	7

ARTICLE VIII Action by Consent or by Electronic Communications System		7
8.01	Directors’ Action by Consent	7
8.02	Shareholders’ Action by Consent	8
8.03	Actions by Conference Telephone or Electronic Communications System	8

ARTICLE IX GENERAL PROVISIONS		9
9.01	Official Records	9
9.02	Indemnification	9
9.03	Fiscal Year	9
9.04	Invalid Provisions	9
9.05	Headings	9

ARTICLE X AMENDMENTS		10
10.01	Alteration, Amendment, or Repeal	10

ii

BYLAWS

OF

GEOKINETICS SERVICES CORP.

ARTICLE I

OFFICES AND AGENT

1.01          Principal Office. The principal office of the Corporation shall be in the City of Houston, Texas.

1.02          Registered Office and Agent. The initial registered office of the Corporation and the name of the initial registered agent of the Corporation are as set forth in the Corporation’s Certificate of Formation (the “Certificate of Formation”). From time to time, the Board of Directors may change the registered office and/or the registered agent of the Corporation in accordance with the provisions of Section 5.202 of the Texas Business Organizations Code, as amended (the “Code”).

1.03          Other Offices. The Corporation may have other offices at such places within and without the State of Texas as from time to time the Board of Directors may determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.01         Annual Meetings. An annual meeting of the shareholders shall be held as determined by the Board of Directors. At each such meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

2.02         Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Unless otherwise prescribed by the Code, by the Certificate of Formation, or by these Bylaws, special meetings of the shareholders may be called by the President, the Board of Directors, or by the holders of a majority of all shares entitled to vote at such meetings. Business transacted at all special meetings shall be confined to the subjects stated in the notice of the meeting, unless such notice shall have been waived.

2.03         Notice of Meeting. Unless notice is waived, the President, the Secretary, or the officer or person calling the meeting shall deliver or direct the delivery of written notice of a shareholder meeting, either personally, by mail, or by consented-to form of electronic transmission, to each shareholder of record entitled to vote at the meeting. Such notice shall be delivered not less than ten nor more than sixty days before the date of the meeting, shall state the place (unless the meeting is to be held entirely by remote communication), date, and time of the meeting, shall state the means of any remote communication by which shareholders may be considered present and may vote at the meeting, and in case of a special meeting, shall state the purpose or purposes for which the meeting is called. If the meeting is to be held by remote communication, the notice shall also describe how a shareholder may access the required list of shareholders for the meeting.

2.04          Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute the requisite quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Code, by the Certificate of Formation, or by these Bylaws. Once the presence of a quorum has been confirmed, business may continue notwithstanding any failure to maintain a quorum during the remainder of the meeting.

2.05          Manner of Acting. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Code, the Certificate of Formation, or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, represented in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders with respect to that matter. With respect to the election of directors, directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the Certificate of Formation.

2.06          Voting. Unless otherwise provided in the Certificate of Formation, each shareholder shall have the right at every election of directors to vote the number of voting shares owned by such shareholder for as many persons as there are directors to be elected. No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

2.07          Presiding Officials at Meeting. The President shall preside at and conduct each meeting of shareholders, and the Secretary shall prepare minutes thereof, unless some other person or persons are elected to so act by a vote of a majority of the shares present and entitled to vote at that particular meeting of shareholders.

ARTICLE III

DIRECTORS

3.01         Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the shareholders pursuant to the terms of the Code, the Certificate of Formation, or these Bylaws.

3.02         Number and Election. The Board of Directors shall consist of not less than one member, and no director need be a shareholder or a resident of the State of Texas. The Board of Directors shall determine the number of directors from time to time, and each such determination shall continue in force until changed by the Board of Directors. If the Board of Directors fails to make such a determination, the number of directors shall be the same as the initial Board of Directors set forth in the Certificate of Formation. The directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each elected director shall hold office until such director’s successor shall be elected and shall qualify. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, notwithstanding that the remaining directors constitute less than a quorum of the Board of Directors, or by the holders of a majority of the shares then entitled to vote in election of directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or a special meeting of the shareholders called for that purpose, or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more of the directors by the shareholders, provided that the Board of Directors may not fill more than two such newly-created directorships during the period between any two successive annual meetings of shareholders.

3.03          Removal. Any director may be removed, with or without cause, at any duly constituted meeting of shareholders called expressly for that purpose, by the affirmative vote of the holders of a majority of the shares then entitled to vote in the election of directors.

3.04          Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place (unless the meeting is to be held solely by electronic communications system) as determined by the Board. Special meetings of the Board of Directors may be called by the President or either Vice President on three days notice to each director, either personally, by mail, or by consented-to form of electronic transmission. The purpose or purposes of such meeting need not be stated in the notice thereof, except as is specifically provided in Section 10.01 hereof.

3.05          Quorum. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed in the manner prescribed by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

3.06          Manner of Acting. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise may be specifically provided by the Code, by the Certificate of Formation, or by these Bylaws.

3.07          Compensation of Directors. Directors shall not receive any stated salary for their services as directors, but the Board may allow by resolution a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

3.08          Committees. The Board of Directors may designate from among its members one or more committees, each of which shall be comprised of one or more Board members. The Board may also designate one or more of its members as alternate members of any committee who may replace absent or disqualified members at any meeting of that committee, subject to any limitation imposed by the Board of Directors. To the extent provided in such resolution, any such committee shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority to amend the Certificate of Formation (except for the delegated statutory authority permitted by Section 21.416(c)(1) of the Code, to the extent provided in the resolution designating the committee); to propose a reduction of the Corporation’s stated capital; to approve a plan of merger, share exchange or conversion of the

Corporation; to recommend to the shareholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets other than in the usual and regular course of its business; to recommend to the shareholders a voluntary winding up and termination of the Corporation or a revocation thereof; to amend, alter, or repeal the Corporation’s bylaws or to adopt new bylaws for the Corporation; to fill vacancies in the Board of Directors; to fill vacancies in or designate alternate members of any committee; to fill any directorship that is vacant by reason of an increase in the number of directors; to elect or remove officers of the Corporation or any member or alternate member of any committee; to set the compensation of any member or alternate member of any committee; or to alter or repeal any resolution of the Board of Directors that provides by its terms that it shall not be so amendable or repealable. Unless the resolution designating that particular committee or the Certificate of Formation or these Bylaws expressly so provide, no committee shall have any power or authority to authorize a distribution or issuance of shares of the Corporation. The designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors or any of its members of any responsibility imposed by law.

ARTICLE IV

NOTICES

4.01         Formalities of Notices. Whenever notice is required to be given to any director or shareholder pursuant to the provisions of the Code, the Certificate of Formation, or these Bylaws and no provision is made as to how such notice shall be given, such provision shall not be construed to require personal notice but rather that such notice may be given in writing and delivered by mail, postage prepaid, and addressed to such director or shareholder at the address on file in the records of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when such notice shall have been deposited in the United States mails as previously described.

4.02         Notice by Electronic Transmission. Upon authorization by the Board of Directors, any notice required to be given to any shareholder or any director pursuant to the Code, the Certificate of Formation, or these Bylaws may be delivered via electronic or facsimile transmission to the full extent provided by the Code, provided the shareholder or director consents to the delivery of notice by such means. A shareholder or director may consent to the delivery of notice by electronic transmission by providing a written, signed request (including, without limitation, by electronic transmission) to the Secretary of the Corporation. The shareholder or director may revoke such consent at any time by means of a written, signed notice (including, without limitation, by electronic transmission) to the Secretary of such revocation. Upon the electronic transmission of notice to all consenting shareholders, the Secretary, Assistant Secretary, transfer agent, or other person responsible for transmitting such notice shall execute an affidavit that such notice was given, and the Secretary shall file the affidavit in the records of the Corporation.

4.03         Waiver of Notices. Whenever any notice is required to be given to any shareholder or director of the Corporation pursuant to the provisions of the Code, the Certificate of Formation, or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, shall be deemed equivalent to the giving of such notice, regardless of whether such waiver is executed before or after the time that is or would be stated in such notice.

ARTICLE V

OFFICERS

5.01         Officers. The officers of the Corporation shall be elected by the directors and shall include a President, Vice President and a Secretary. The Board of Directors may also elect or appoint one or more other officers, assistant officers, or agents as it deems necessary. Any two or more offices may be held by the same person.

5.02         Election of Officers; Term; Removal. The Board of Directors shall elect the officers at its annual meeting after each annual meeting of shareholders. None of the elected officers need be members of the Board. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s death, resignation, or removal from office. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

5.03         Resignations. Any officer may resign at any time upon written notice of resignation to the President, either Vice President, Secretary or Board of Directors of the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

5.04         The President. The President shall be the chief executive officer of the Corporation. The President shall exercise general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, shall perform such other duties as the Board of Directors shall prescribe, and subject to the provisions of Section 2.07 hereof, shall preside at all meetings of the shareholders.

5.05         The Vice Presidents. In the event there is no President, either Vice President may exercise authority of the President, as provided in Section 5.04 or any other provision of this Agreement, for all corporate purposes. In the event the Board of Directors elects or appoints one or more Vice Presidents, each Vice President shall have such powers and perform such duties as from time to time the Board of Directors may prescribe or the President may delegate.

5.06         The Secretary and Assistant Secretaries. The Secretary shall report to and operate under the President’s or either Vice President’s supervision. The Secretary shall attend all sessions and meetings of the Board of Directors and of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary further shall keep a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares presented to the Corporation for registration of transfer, such records to be maintained at the Corporation’s registered office, principal place of business, or at the office of its transfer agent or registrar. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any books, records, minutes, and share transfer records may be in written or printed form or in any other form capable of being converted into written or printed form within a reasonable time. The Secretary shall give or cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or delegated by the President. Each Assistant Secretary, if any, shall have such powers and perform such duties as from time to time the Board of Directors may prescribe or the President may delegate.

5.07         The Treasurer and Assistant Treasurers. In the event the Board of Directors elects or appoints a Treasurer, the Treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of the Corporation’s receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors an account of all the Treasurer’s transactions and the financial condition of the Corporation at the regular meetings of the Board or whenever the Board may require it. The Treasurer additionally shall perform such other duties as the Board of Directors may prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the Treasurer’s duties of office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind belonging to the Corporation in the Treasurer’s possession or under the Treasurer’s control. Each Assistant Treasurer, if any, shall have such powers and perform such duties as from time to time the Board of Directors may prescribe or the President may delegate.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

6.01         Delivery, Form, and Content. The Board of Directors shall cause to be delivered to the shareholders certificates in such form as may be determined by the Board of Directors representing all shares to which such shareholders are entitled. Certificates shall be consecutively numbered by classes and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is formed or organized under the laws of the State of Texas, the name of the person to whom the certificate is issued, the number and class of shares, the designation of the series, if any, which such certificate represents, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President and the Secretary or an Assistant Secretary. If any certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar other than the Corporation or an employee thereof, the signature of any officer may be by facsimile.

6.02         Lost Certificates. The Board of Directors may direct a new certificate representing shares to be issued in place of any previously-issued certificate alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issuance of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or such person’s legal representative to advertise the same in such manner as it shall require, to give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, and/or to agree to indemnify the Corporation against any such claim.

6.03         Transfer. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by such person’s duly authorized attorney. Upon surrender to the Corporation of the certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the Corporation’s duty to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transaction upon its books.

6.04         Record Holder. The Corporation shall be entitled to treat any person in whose name any issued shares are registered upon the Corporation’s share transfer records at any particular time (including, without limitation, as of a record date fixed pursuant to law) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the Code, or giving proxies with respect to those shares. Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

ARTICLE VII

DIVIDENDS

7.01         Dividends. Subject to Section 21.303 of the Code and the provisions of the Certificate of Formation, the Board of Directors may declare dividends on the Corporation’s outstanding shares at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to statutory provisions and the Certificate of Formation. The Board of Directors may fix a record date in advance of such dividend or may close the Corporation’s share transfer records for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date on which the Board adopts the resolution declaring such dividend shall be the record date.

ARTICLE VIII

ACTION BY CONSENT OR BY ELECTRONIC COMMUNICATIONS SYSTEM

8.01         Directors’ Action by Consent. Unless otherwise restricted by the Code, by the Certificate of Formation, or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

8.02                           Shareholders’ Action by Consent.

(a)                                  Action by Unanimous Consent. Any action required or permitted by the Certificate of Formation, these Bylaws, or the Code to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if all the shareholders entitled to vote with respect to the subject matter sign a written consent setting forth the action so taken.

(b)                                 Action by Non-Unanimous Consent. Any action required or permitted by the Certificate of Formation, these Bylaws, or the Code to be taken at any annual or special meeting of shareholders may be taken, subject to any further statutory requirements, without a meeting, without prior notice, and without a vote, if the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action (had the matter arisen at a shareholder meeting at which the holders of all shares entitled to vote on the action were present and voted) sign a written consent or consents setting forth the action so taken.

(c)                                  Form of Shareholder Consent. Every written consent executed pursuant to Section 8.02 (b) shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty days after the date of the earliest-dated consent delivered to the Corporation as described below, one or more written consents, signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent, are delivered to the Corporation. If that written consent is solicited by the Corporation or the Board of Directors, delivery to the Corporation may be made to the person or persons, at the address or addresses, and in the manner or manners authorized by the Board of Directors for that purpose. If that written consent is not solicited by the Corporation or the Board of Directors, however, then (a) delivery to the Corporation must be made to the Corporation’s registered office, its principal executive office or principal place of business, or an officer or agent of the Corporation having custody of the minute book, and (b) delivery shall be by hand or by certified or registered mail, return receipt requested, and if delivered to the Corporation’s principal place of business, shall be addressed to the President of the Corporation. A telex, cablegram, or other electronic transmission by a shareholder, or a photographic, photostatic, facsimile, or similarly reliable reproduction of a writing signed and dated by a shareholder shall be regarded as a duly signed shareholder consent for purposes of this Section. If such action is authorized by the Certificate of Formation, prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action, in accordance with section 6.202 of the Code.

8.03                           Actions by Conference Telephone or Electronic Communications System. Subject to any notice requirements in these Bylaws or pursuant to the Code, shareholders, members of the Board of Directors, or members of any committee designated by the Board may participate in and hold a meeting of such shareholders, directors, or committee members by means of a conference telephone or similar communications equipment or another auitable electronic communications system (such as videoconferencing or the Internet), or any combination thereof, that permits each person participating in the meeting to communicate with all other persons participating in the meeting. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of any such meeting shall promptly be prepared by the Secretary, circulated to all members entitled to vote at the meeting (whether they participated or not), placed in the regular corporate records containing similar meeting minutes, and called to the attention of such shareholders, Board of Directors, or committee at its next regular meeting.

ARTICLE IX

GENERAL PROVISIONS

9.01                           Official Records. The share transfer records, the minute book, and the Corporation’s financial records shall be of the type determined and established by the Board of Directors and may be changed from time to time in the Board’s discretion.

9.02                           Indemnification.

(a)                                  Indemnification of Directors. The Corporation shall indemnify any current or former director of the Corporation in connection with any proceeding in which such person is a respondent by reason of being or having been a director (whether or not the person is or was such at the time such costs or expenses are incurred by or imposed upon such person) as is required by Section 8.051 or Section 8.052 of the Code.

(b)                                 Indemnification of Officers, Employees, Agents and Others. Subject to the provisions of Sections 8.101, 8.102 and 8.103 of the Code, the Corporation, as determined by the Board of Directors, may indemnify any current or former officer, employee or agent or delegate of the Corporation in connection with any proceeding in which such person is a respondent by reason of being or having been an officer, employee, agent or delegate (whether or not the person is or was such at the time such costs or expenses are incurred by or imposed upon such person) as is required by section 8.051 or section 8.052 of the Code.

The Corporation may indemnify any such person, and any other employee or agent of the Corporation, against and for any such expenses or costs and may advance expenses to any such person, and any other employee or agent of the Corporation, as is permitted by and according to the terms of Chapter 8 of Title 1 of the Code. Terms used in this Section that are defined in Section 8.001 of the Code are used as defined in that section.

9.03                           Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. Unless otherwise designated by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

9.04                           Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts shall be valid and operative so far as possible and reasonable.

9.05                           Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matters to be construed or interpreted.

ARTICLE X

AMENDMENTS

10.01                     Alteration, Amendment, or Repeal. Unless otherwise provided in the Certificate of Formation, the power to alter, amend, or repeal these Bylaws or to adopt new Bylaws shall be vested in the Board of Directors, subject to repeal or change by action of the shareholders. The Board of Directors may make such alteration, amendment, or repeal by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting (or such notice shall have been waived).

SECRETARY’S CERTIFICATE

THE UNDERSIGNED, as the duly elected Secretary of the Corporation, hereby certifies that the Corporation’s Board of Directors duly adopted these Bylaws by written consent action in lieu of organizational meeting dated and effective October 1, 2007.

/s/ Diane Anderson
Diane Anderson, Secretary